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                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of Commission Only (as permitted by
     Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-12


                 Smith Barney Shearson Telecommunications Trust
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                (Name of Registrant as Specified In Its Charter)


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      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

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                      SMITH BARNEY TELECOMMUNICATIONS TRUST
                         Telecommunications Income Fund
                                Citigroup Center
                        153 East 53rd Street, 14th Floor
                            New York, New York 10022

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                                                                February 6, 2004

                         **IMPORTANT PROXY INFORMATION**

                         SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON THURSDAY, FEBRUARY 26, 2004

Dear Shareholder:

We are writing to remind you that the Telecommunications Income Fund's Special Meeting of Shareholders to vote on the proposal to liquidate the fund is scheduled for Thursday, February 26, 2004. The Fund's records indicate that as of January 5, 2004, the record date for the Special Meeting, you held shares of the fund. We have not yet received your vote on this proposal. Please take the time to cast your vote now! A quick response will save the added expense associated with additional mailings and solicitations. For more information about the proposal, please refer to the proxy materials which were previously mailed to you. In order for your vote to be represented, we must receive your instructions on or before Wednesday, February 25, 2004.

For your convenience, we have established four easy methods by which you may vote:

      1. By Phone:    For automated phone voting, call toll free 1-866-241-6192,
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                      available 24 hours a day and follow the recorded
                      instructions.

      2. By Internet: Access https://vote.proxy-direct.com and follow the
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                      on-screen instructions.

      3. By Fax:      Fax your executed proxy to us toll-free at 1-888-796-9932,
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                      anytime.

      4. By Mail:     Simply return your executed proxy in the enclosed postage
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                      paid envelope.

                       DON'T HESITATE. PLEASE VOTE TODAY!

As the date of the Special Meeting moves closer and we still have not received your proxy, you may receive a call from Alamo Direct, the fund's proxy solicitor, asking you to vote on the proposal. You may also contact Alamo Direct at 1-866-362-0613 between the hours of 8am and 8pm Eastern Time Monday through Friday with any questions you may have.

Thank you in advance for your participation.